EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 7, 2008 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 726 (S&P PowerPicks Portfolio 2008-1 and S&P Global Picks Portfolio 2008-1) as of January 7, 2008 contained in the Registration Statement on Form S-6 and Prospectuses. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."


                                                              Grant Thornton LLP

New York, New York
January 7, 2008